CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of Exeter Fund, Inc.:

We hereby consent to the following with respect to Post-effective Amendment No.36 to the Registration Statement on Form N-1A (File No. 2-92633) under the Securities Act of 1933, as amended, of Exeter Fund, Inc.:

1. The incorporation by reference of our report dated February 18, 2000 accompanying the financial statements and financial highlights of the Small Cap Series, International Series, Global Fixed Income Series, World Opportunities Series, New York Tax Exempt Series, Ohio Tax Exempt Series, Diversified Tax Exempt Series and the Life Sciences Series (eight series of Exeter Fund, Inc.) as of December 31, 1999 into the Statement of Additional Information.

2. The reference to our firm under the heading "Financial Highlights" in the Prospectuses.

3. The reference to our firm under the headings "Financial Statements" and "Custodian and Independent Accountants" in the Statement of Additional Information.



Boston, Massachusetts               PricewaterhouseCoopers LLP
April 24, 2000